Calculation of Filing Fee Tables
S-3
Prime Medicine, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
		Equity	Common Stock, par value $0.00001 per share	457(o)
		Equity	Preferred Stock, par value $0.00001 per share	457(o)
		Debt	Debt Securities	457(o)
		Equity	Warrants	457(o)
		Equity	Units	457(o)
Fees Previously Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00		$ 69,050.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 30,952.02
			Net Fee Due:						$ 38,097.98
Offering Note
[1]	a. The amount to be registered consists of up to $500,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of(i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (this "Registration Statement")also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. b. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. c. Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be. d. Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be. e. Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be. f. Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. g. Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this Registration Statement, which may or may not be separable from one another. Because the units will provide aright only to purchase such securities offered hereunder, no additional registration fee is required.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Prime Medicine, Inc.	S-3	333-275321	11/03/2023		$ 3,332.02	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 22,574,647.92
Fee Offset Claims	2	Prime Medicine, Inc.	S-3	333-275321	11/03/2023		$ 27,620.00	Equity	Common Stock, par value $0.00001 per share		$ 200,000,000.00
Fee Offset Sources		Prime Medicine, Inc.	S-3	333-275321		11/03/2023						$ 73,800.00
Fee Offset Sources		Prime Medicine, Inc.	S-3	333-275321		11/03/2023						$ 27,620.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	1a. The registrant previously registered $500,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No.333-275321) initially filed with the Securities and Exchange Commission (the "Commission") on November 3, 2023, and declared effective by the Commission on November 13, 2023 (the "Initial Registration Statement"). The registrant previously paid an aggregate registration fee of $73,800.00 in connection with the Initial Registration Statement (based on the filing fee rate in effect at the time of the filing of the Initial Registration Statement). As of the date of filing of this Registration Statement, the registrant has sold an aggregate of $290,297,980.81 of such securities under the Initial Registration Statement, leaving the balance of $22,574,647.92 (the "Unsold Securities"), representing $30,952.02 in registration fees attributable to such Unsold Securities under the Initial Registration Statement. The registrant previously applied $27,620.00 of the $30,952.02 in registration fees attributable to such Unsold Securities, previously paid in connection with the Initial Registration Statement, to offset the registration fee payable in connection with the Registration Statement on Form S-3ASR (File No. 333-291348), filed with the Commission on November 5, 2025 (the "Second Registration Statement" and, together with the Initial Registration Statement, the "Prior Registration Statements"), relating to $200,000,000 of the registrant's shares of common stock that may be issued and sold pursuant to a certain sales agreement with Jefferies LLC under the Second Registration Statement. As a result of such prior offset, $27,620.00 of the registration fees attributable to the Initial Registration Statement was deemed applied and is no longer available for further offset. Accordingly, the registrant hereby applies the remaining balance of $3,332.02 in unused registration fees to offset the registration fee payable in connection with this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the securities with respect to which such remaining fee offset is claimed under the Initial Registration Statement will be deemed terminated as of the effective date of this Registration Statement. 1b. The registrant previously paid a registration fee of $27,620.00 (based on the filing fee rate in effect at the time of the filing of the Second Registration Statement) related to $200,000,000 of the registrant's shares of common stock that may be issued and sold under a certain sales agreement with Jefferies LLC pursuant to the Second Registration Statement. Of such shares of common stock, all $200,000,000 remains unsold as of the date of filing of this Registration Statement, and the registration fee of $27,620.00 attributable thereto is hereby applied to offset the registrant's total registration fee payable in connection with this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the securities with respect to which such fee offset is claimed under the Second Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

[2]	See Note 1b.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A